Panorama Series Fund, Inc.
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Growth Portfolio
  05/08/87          0.0000000      0.1515053            1.800
  12/31/87          0.0352126      0.2243063            1.220
  12/30/88          0.0363978      0.0000000            1.360
  08/14/89          0.0001306      0.0000000            1.760
  12/29/89          0.0670265      0.1297860            1.650
  08/15/90          0.0012833      0.0110943            1.590
  12/31/90          0.0479550      0.0000000            1.460
  08/09/91          0.0001684      0.0000000            1.780
  12/31/91          0.0374164      0.1003146            1.870
  08/14/92          0.0000822      0.0000000            1.900
  12/31/92          0.0392363      0.1518530            1.910
  08/05/93          0.0000201      0.0267043            2.160
  12/30/93          0.0417154      0.1652846            2.080
  08/09/94          0.0000152      0.0177824            2.080
  12/29/94          0.0334335      0.0488525            1.980
  08/22/95          0.0000284      0.0084328            2.450
  12/28/95          0.0410949      0.1379031            2.510
  06/28/96          0.0100000      0.0145300            2.660

Total Return Portfolio
  05/08/87          0.0009131      0.1044332            1.550
  12/31/87          0.0547573      0.1315766            1.200
  08/15/88          0.0007119      0.0000000            1.260
  12/30/88          0.0689259      0.0000000            1.270
  08/14/89          0.0009692      0.0000000            1.500
  12/29/89          0.0875188      0.0633398            1.410
  08/15/90          0.0017051      0.0077066            1.410
  12/31/90          0.0776847      0.0000000            1.330
  08/09/91          0.0010890      0.0000000            1.540
  12/31/91          0.0660506      0.0756638            1.570
  08/14/92          0.0000092      0.0000000            1.630
  12/31/92          0.0645683      0.1056527            1.560
  08/05/93          0.0000517      0.0115227            1.720
  12/30/93          0.0572656      0.0945967            1.650
  08/09/94          0.0000888      0.0095649            1.620
  12/29/94          0.0626554      0.0359307            1.520
  08/22/95          0.0003783      0.0012618            1.750
  12/28/95          0.0727680      0.0578799            1.750
  06/28/96          0.0100000      0.0063400            1.780

Government Portfolio
  12/31/92          0.0561466      0.0000000            1.010
  08/05/93          0.0000174      0.0000000            1.100
  12/30/93          0.0608593      0.0000000            1.060



Panorama Series Fund, Inc.
Page 2

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  Ex)Date               Income            Capital Gains           Price

 Government Portfolio (Continued):
  08/09/94          0.0013863      0.0000000           1.010
  12/29/94          0.0568324      0.0000000           0.950
  08/22/95          0.0003916      0.0000000
1.050               12/28/95       0.0592154
0.0000000           1.070
  04/23/96          0.0005927      0.0000000           1.040

International Equity Portfolio
  12/31/92          0.0238311      0.0129209
0.920               08/05/93       0.0004676
0.0122928           1.070
  12/30/93          0.0173915      0.0000000           1.090
  08/09/94          0.0000000      0.0006346           1.140
  12/29/94          0.0000000      0.0151248           1.090
  08/22/95          0.0000000      0.0095459           1.150
  12/28/95          0.0423314      0.0000000           1.150
  06/28/96          0.0120000      0.0000000           1.240

LifeSpan Diversified Income Portfolio
  12/28/95          0.0168553      0.0000000
1.040               06/28/96       0.0100000
0.0014000           1.040

LifeSpan Balanced Portfolio
  12/28/95          0.0107582      0.0000000           1.050
  06/28/96          0.0100000      0.0000000           1.120

LifeSpan Capital Appreciation Portfolio
  12/28/95          0.0065493      0.0000000           1.060
  06/28/96          0.0100000      0.0000000           1.180



1. Average Annual Total Returns for the Periods Ended 12/31/96:

   The formula for calculating average annual total return is as follows:

          1           ERV n
   --------------- = n              (---) - 1 = average annual total return
   number of years     P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Examples at NAV:

Growth Portfolio

  One Year              Five Year

  $1,188.73 1          $2,223.98 .2
 (---------) - 1 = 18.87%  (---------)   - 1 = 17.33%
    $1,000              $1,000


Panorama Series Fund, Inc.
Page 3


1. Average Annual Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

Growth Portfolio (Continued):

   Ten Year

   $4,389.98 .1
  (---------) - 1 = 15.94%
     $1,000


Total Return Portfolio:

   One Year                        Five Year

   $1,101.45 1                      $1,724.97 .2
  (---------) - 1 = 10.15%         (---------)   - 1 = 11.52%
     $1,000                           $1,000

   Ten Year

   $3,196.25 .1
  (---------) - 1 = 12.32%
     $1,000


Government Securities Portfolio:

   One Year                         Inception

   $1,019.27 1                      $1,363.97 .2158
  (---------) - 1 =  1.93%         (----------)  - 1 =  6.93%
     $1,000                            $1,000


International Equity Portfolio:

   One Year                         Inception

   $1,132.59 1                      $1,476.80 .2158
  (---------) - 1 = 13.26%         (---------)   - 1 =  8.78%
    $1,000                            $1,000


LifeSpan Diversified Income Portfolio:

   One Year                         Inception

   $1,069.29 1                      $1,130.08 .7500
  (---------) - 1 =  6.93%         (---------)   - 1 =  9.61%
     $1,000                           $1,000




Panorama Series Fund, Inc.
Page 4


1. Average Annual Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

LifeSpan Balanced Portfolio:

   One Year                         Inception

   $1,133.84 1                      $1,202.73 .7500
  (---------) - 1 = 13.38%         (---------)   - 1 = 14.85%
     $1,000                           $1,000


LifeSpan Capital Appreciation Portfolio:

   One Year                         Inception

   $1,179.72 1                      $1,258.24 .7500
  (---------) - 1 = 17.97%         (---------)   - 1 = 18.80%
     $1,000                           $1,000




2. Cumulative Total Returns for the Periods Ended 12/31/96:

  The formula for calculating cumulative total return is as follows:

     ERV - P
     ------- = Cumulative Total Return
        P

Examples at NAV:

Growth Fund

   One Year                          Five Year

   $1,188.73 - $1,000                   $2,223.98 - $1,000
  (------------------) - 1 =  18.87%    (-----------------) - 1 = 122.40%
         $1,000                            $1,000

   Ten Year

   $4,389.98 - $1,000
  (------------------) - 1 = 339.00%
         $1,000







Panorama Series Fund, Inc.
Page 5


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

Total Return Portfolio:

   One Year                         Five Year

   $1,101.45 - $1,000                    $1,724.97 - $1,000
  (------------------) - 1 =  10.15%     (------------------) - 1 = 72.50%
         $1,000                           $1,000

   Ten Year

   $3,196.25 - $1,000
  (------------------) - 1 = 219.63%
         $1,000


Government Securities Portfolio:

   One Year                         Inception

   $1,019.27 - $1,000                     $1,363.97 - $1,000
  (------------------) - 1 =  1.93%      (------------------) - 1 = 36.40%
         $1,000                           $1,000


International Equity Portfolio:

   One Year                         Inception

   $1,132.59 - $1,000                    $1,476.80 - $1,000
  (------------------) - 1 = 13.26%     (------------------) - 1 = 47.68%
         $1,000                           $1,000


LifeSpan Diversified Income Portfolio:

   One Year                         Inception

   $1,069.29 - $1,000                   $1,130.08 - $1,000
  (------------------) - 1 =  6.93%     (------------------) - 1 = 13.01%
         $1,000                           $1,000


LifeSpan Balanced Portfolio:

   One Year                         Inception

   $1,133.84 - $1,000                  $1,202.73 - $1,000
  (------------------) - 1 = 13.38%    (------------------) - 1 = 20.27%
         $1,000                           $1,000




Panorama Series Fund, Inc.
Page 6


2.  Cumulative Total Returns for the Periods Ended 12/31/96 (Continued):

Examples at NAV:

LifeSpan Capital Appreciation Portfolio:

   One Year                         Inception

   $1,179.72 - $1,000                $1,258.24 - $1,000
  (------------------) - 1 = 17.97%  (------------------) - 1 = 25.82%
         $1,000                           $1,000


3.  Standardized Yield for the 30-Day Period Ended 12/31/96:

The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                         a - b     6
               Yield =  2 { (------  + 1 )  -  1 }
                          cd

   The symbols above represent the following factors:

     a = Dividends and interest earned during the 30-day period.
     b = Expenses accrued for the period (net of any expense
         reimbursements).
     c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends. d = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Government Securities Portfolio

         $119,062.20 - ($1,197.53)     6
      2{(------------------------- + 1)  - 1}  = 6.29%
           21,323,790  x  $1.09


4.  DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 12/31/96:

    The Fund's dividend yields are calculated using the following formula:

                    Dividend Yield   = a / b

    The symbols above represent the following factors:

   a = The last declared dividend during the period.
   b = The Fund's net asset value (excluding sales charge) per share on the last day of the period.


Example:

Government Securities Portfolio:       $0.0005927 / $1.09 = 0.05%